Exhibit 1.3

(Translation)

REGULATIONS OF THE BOARD OF DIRECTORS

(Amended as of September 21, 2006)

KONAMI CORPORATION

(Translation)

REGULATIONS OF THE BOARD OF DIRECTORS

OF

KONAMI CORPORATION (the “Company”)

CHAPTER I

GENERAL PROVISIONS

Article 1.    (Purpose)

The matters concerning the Board of Directors of the Company shall, unless otherwise provided by laws or regulations or in the Articles of Incorporation, be governed by the provisions of these regulations of the Board of Directors (these “Regulations”).

Article 2.    (Composition and Authority)

1.	The Board of Directors shall be composed of all the Directors, determine material business management of the Company, and supervise the performance of the duties of the Directors.

2.	The Corporate Auditors shall attend the meetings of the Board of Directors, and if necessary, must express opinions thereat.

Article 3. (Attendance	of Those Other than Directors or Corporate Auditors at Meetings of the Board of Directors)

When it is deemed necessary in the opinion of the Chairperson, the Board of Directors may let those other than the Directors or the Corporate Auditors attend the meetings of the Board of Directors and seek their opinions or explanations at such meetings.

Article 4.    (Holding of Meetings)

1.	The meetings of the Board of Directors shall be convened once a month; provided, however, that such meeting may be adjourned with a prior notice.

2.	In addition to the preceding paragraph, the meetings of the Board of Directors may be convened from time to time whenever necessary.

Article 5.    (Place)

The meetings of the Board of Directors shall be held at the head office of the Company; provided, however, the meetings may be held at other places or through television conference system whenever necessary.

CHAPTER II

CONVOCATION

Article 6.    (Convocation of Meetings)

The meetings of the Board of Directors shall be convened by the Chairman or the President of the Company. In case both the Chairman and the President are unable to act in this capacity, one of the other Directors shall act in his/her place pursuant to the order previously determined by the Board of Directors.

Article 7.    (Convocation Request)

1.	A Director who is not the convener may request convocation of a meeting of the Board of Directors by submitting to the convener a request indicating the purpose of the meeting.

2.	A Corporate Auditor may request the convener to convene a meeting of the Board of Directors when such meeting is deemed necessary under laws or regulations.

Article 8.    (Convocation Procedures)

1.	Notice of the convocation of the meetings of the Board of Directors shall be dispatched to each Director and each Corporate Auditor by three (3) days prior to the date of such meetings; provided, however, that such period may be shortened in case of an emergency.

2.	Notice of the convocation of the meetings of the Board of Directors shall be made in a written form with the descriptions of date and place of the meeting to be held. When the attendance to the meeting through television conference system is admitted, such notice of convocation of the meeting shall have the description of the fact that such attendance is possible, and the place where a Director and a Corporate Auditor may attend the meeting by using the television conference system.

3.	Notices set forth in the preceding paragraph may be omitted and oral notices may be made, and notices of the purposes of the meeting may be omitted in case of an emergency.

CHAPTER III

PROCEEDINGS

Article 9.    (Chairperson)

The Chairman or the President of the Company shall, unless otherwise provided by laws or regulations, act as the Chairperson of the Board of Directors. In case both the Chairman and the President are unable to act in this capacity, one of the other Directors shall act in his/her place pursuant to the order previously determined by the Board of Directors.

Article 10.    (Matters to Be Discussed)

The matters to be discussed at the meetings of the Board of Directors shall be as listed in the attachment.

Article 11.    (Post Facto Approval)

1.	When a certain subject cannot be discussed at the meetings of the Board of Directors due to an emergency or other unavoidable reasons, the Representative Director may, notwithstanding the preceding Article, deal with the subject.

2.	In case of the preceding paragraph, the Representative Director shall, without delay, submit the relevant fact to the meeting of the Board of Directors and obtain the approval thereof.

Article 12.    (Resolutions)

1.	A resolution of the Board of Directors shall be adopted by the majority of the Directors present at the meeting at which the majority of the Directors are present.

2.	A director who has a special interest with regard to any matter to be resolved at the meetings of the Board of Directors shall not be entitled to participate in voting on such matter. In this case the relevant Director shall not be counted in the number of present/absent Directors.

Article 13.    (Omission of Resolution)

Notwithstanding the preceding Article, if a Director submits a proposal regarding a matter, which is the subject of a resolution by the Board of Directors, and all other Directors (limited to those Directors who may participate in the voting for such proposal) indicate their consent to the said proposal, either in writing or through electromagnetic records, the Company shall deem that such proposal has been adopted by resolution of the Board of Directors (unless a Corporate Auditor expresses its objection to said proposal).

Article 14.    (Minutes)

1.	The proceedings and results of the meetings of the Board of Directors and other matters provided by laws and regulations shall be listed or recorded in the minutes, which shall bear the names and seal impressions or electronic signatures of the Directors and the Corporate Auditors present.

2.	The minutes of the preceding paragraph shall be kept at the head office for ten (10) years from the date of the meeting of the Board of Directors.

3.	When a resolution of the Board of Directors has been deemed to be adopted in accordance with Article 13, the contents of the proposals which have been deemed to be adopted and other matters provided by laws and regulations shall be listed or recorded in the minutes.

4.	The minutes of the preceding paragraph and a document or electronic record indicating or recording the consents of Directors under Article 13 shall be kept at the head office for ten (10) years from the date on which the resolution of the Board of Directors was deemed to be adopted.

SUPPLEMENTARY PROVISIONS

Article 1.    (Enforcement Date)

These Regulations shall be enforced as of December 1, 1983.

Article 2.    (Amendment and Abolishment)

These Regulations shall be amended and/or abolished by the resolution of the Board of Directors.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of May 30, 1984.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of November 18, 1986.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of October 21, 1999.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of August 23, 2001.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of November 28, 2002.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of March 20, 2003.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of March 17, 2005.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of June 29, 2006.

SUPPLEMENTARY PROVISION

Article 1.    (Amendment and Enforcement)

These Regulations shall be amended and enforced as of September 21, 2006.

(Attachment)

MATTERS TO BE DISCUSSED AT THE BOARD OF DIRECTORS

1.    Matters regarding Shareholders Meeting

(1)	Determination of convocation of a general meeting of shareholders and matters to be discussed at the meeting.

2.    Matters regarding Directors

(1)	Election and removal of the Representative Directors;

(2)	Election and removal of Directors with specific titles and Corporate Officers with specific titles;

(3)	When the convener of the Board of Directors provided for in the Articles of Incorporation is unable to act, determination of the order in which the Directors are to act in his/her place;

(4)	Approval of conflict of interest transactions between the Director and the Company;

(5)	Approval of competitive transactions by the Director; and

(6)	Conclusion of contracts for the limitation of liability of outside directors.

3.    Matters regarding Corporate Auditors

(1)	Conclusion of contracts for the limitation of liability of outside corporate auditors.

4.    Matters regarding Settlement

(1)	Approval of financial statements, business reports and the supplementary statements;

(2)	Payment of dividends from surplus;

(3)	Payment of interim dividend;

(4)	Approval of extraordinary financial statements; and

(5)	Approval of consolidated financial statements.

5.    Matters regarding Shares

(1)	Determination of the Shareholder Registry Administrator and its handling office

(2)	Sale of missing shareholders’ shares;

(3)	Market acquisition of treasury stock;

(4)	Cancellation of treasury stock;

(5)	Share splits;

(6)	Determination of matters in relation to allotment of shares without contribution;

(7)	Determination of subscription requirements at the issue of shares for subscription;

(8)	Determination of matters in relation to issuance of share options for subscription;

(9)	Cancellation of treasury stock acquisition rights;

(10)	Determination of matters in relation to allotment of stock acquisitions rights without contribution; and

(11)	Determination of matters in relation to the issuance of bonds for subscription.

6.    Matters regarding Organization and Personal Affairs

(1)	Establishment, change or abolition of material organizations; and

(2)	Election and removal of Corporate Officers or Division Managers.

7.    Matters regarding Material Business Management of holding companies;

(1)	Establishment, acquisition, liquidation, sale, and reorganization of group companies;

(2)	Disposal and acquisition of material assets (¥3,000 million or more per transaction);

(3)	Borrowings and guaranties in a substantial amount (¥3,000 million or more per transaction); and

(4)	Acquisition or loss of, lease or rent of, guaranty on, or creation of security interests in material assets (¥3,000 million or more per transaction) except for loan transactions among group companies.

8.    Matters relating to Group Companies

(1)	Approval of material matters of group companies;

(2)	Disposal and acquisition of material assets (¥3,000 million or more per transaction);

(3)	Borrowings and guaranties in a substantial amount (¥3,000 million or more per transaction); and

(4)	Acquisition or loss of, lease or rent of, guaranty on, or creation of security interests in material assets (¥3,000 million or more per transaction); and

(5)	Matters that are material in the opinion of the Board of Directors.

9.    Internal Control System

(1)	Maintenance of the system for securing that performance of duties of Directors suit the laws and regulations and the Articles of Incorporation and the system for securing propriety of other businesses.

10. Other	Material Matters

(1)	Filing of material law suits (more than ¥3,000 million of effect);

(2)	Establishment of, amendment to and abolition of the Regulations of the Board of Directors, the Share Handling Regulations or other material rules and regulations; and

(3)	Matters that are material in the opinion of the Board of Directors other than each of the preceding items above.

(as of September 21, 2006)